UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2010

PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488
(State or Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices)    (Zip Code)

Registrant’s telephone number, including area code:
(440) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On July 7, 2010, PolyOne Corporation fully repaid $40.0 million of outstanding borrowings under and terminated its credit agreement, dated January 3, 2008, with Citicorp USA, Inc. (the “Credit Agreement”).  The Credit Agreement provided for an unsecured revolving and letter of credit facility with total commitments of up to $40.0 million and was scheduled to expire on March 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2010

POLYONE CORPORATION

By:	/s/ Lisa K. Kunkle
	Name:	Lisa K. Kunkle
	Title:	Vice President, General Counsel and Secretary